UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

April 25, 2022

1-800-FLOWERS.COM, INC.
(Exact name of registrant as specified in its charter)

Delaware	0-26841	11-3117311
(State of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Two Jericho Plaza, Suite 200
Jericho, New York 11753
(Address of principal executive offices) (Zip Code)
(516) 237-6000
(Registrant's telephone number, including area code)
N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock	FLWS	The Nasdaq Stock Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.         Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective April 25, 2022, Christopher G. McCann has resigned as President of 1-800-FLOWERS.COM, Inc. (the “Company”). He will remain employed by the Company as Chief Executive Officer.

Also effective April 25, 2022, the Board of Directors of the Company has appointed Thomas Hartnett to serve as President of the Company. Mr. Hartnett, age 58, joined the Company in 1991, and has since held several positions of increasing responsibility with the Company. He was named President, Consumer Floral in September 2013 and Group President, Consumer Floral and Gifts in August 2020. Prior to joining the Company, Mr. Hartnett was a certified public accountant with Ernst & Young LLP. In connection with his appointment as President, Mr. Hartnett’s base salary will increase from $530,000 to $630,000 per annum, and Mr. Hartnett’s annual bonus target will increase to 90% of his base salary, effective April 25, 2022. In addition, on or about May 3, 2022, Mr. Hartnett will receive a special award of restricted stock having a value of $750,000, determined based on the volume-weighted average stock price for the preceding 30 days, and cliff vesting on the third anniversary of the date of grant.  The selection of Mr. Hartnett to serve as President was not pursuant to any arrangement or understanding with respect to any other person. In addition, there are no family relationships between Mr. Hartnett and any director or executive officer of the Company, and there are no related persons transactions between the Company and Mr. Hartnett reportable under Item 404(a) of Regulation S-K.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

1-800-FLOWERS.COM, INC.

By:	/s/ William E. Shea
William E. Shea
Senior Vice President, Treasurer and Chief Financial Officer

Date: April 26, 2022